Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At February 28, 2017

1.	Simpson Strong-Tie Company Inc., a California corporation

2.	Simpson Strong-Tie International, Inc., a California corporation

3.	Simpson Strong-Tie Canada, Limited, a Canadian corporation

4.	Simpson Strong-Tie Europe EURL, a French corporation

5.	Simpson Strong-Tie, S.A.S., a French corporation

6.	Simpson Strong-Tie Japan, Inc., a California corporation

7.	Simpson Strong-Tie Australia, Inc., a California corporation

8.	Simpson Strong-Tie A/S, a Danish corporation

9.	Simpson Strong-Tie GmbH, a German corporation

10.	Simpson Strong-Tie Sp. z.o.o., a Polish corporation

11.	Simpson France SCI, a French corporation

12.	Simpson Strong-Tie Australia Pty Limited, an Australian corporation

13.	Simpson Strong-Tie Asia Limited, a Hong Kong company

14.	Simpson Strong-Tie Asia Holding Limited, a Hong Kong company

15.	Simpson Strong-Tie (Beijing) Company Limited, a Chinese company

16.	Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company

17.	Simpson Strong-Tie s.r.o., a Czech company

18.	Socom S.A.S., a French corporation

19.	Simpson Strong-Tie (New Zealand) Limited, a New Zealand company

20.	Simpson Strong-Tie Switzerland GmbH, a Switzerland company

21.	S&P Clever Reinforcement Company AG, a Switzerland company

22.	S&P Handels GmbH, an Austrian company

23.	S&P Clever Reinforcement GmbH, a Germany company

24.	S&P Clever Reinforcement Company Benelux B.V., a Dutch company

25.	S&P Polska Sp. z.o.o., a Polish corporation

26.	Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal company

27.	S&P Reinforcement France, a French company

28.	Simpson Strong-Tie (Thailand) Co., Ltd, a Thai company

29.	Simpson Strong-Tie Vietnam Company Limited, a Vietnam company

30.	Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company

31.	Simpson Strong-Tie Chile Limitada, a Chile company

32.	S&P Reinforcement Nordic ApS, a Danish company

33.	Simpson Strong-Tie Structural Connectors Ireland Ltd, an Ireland company

34.	Multi Services Dêcoupe S.A., a Belgium company

35.	CG Visions, Inc., an Indiana corporation

36.	Gbo Fastening Systems AB, a Swedish corporation

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37.	Christiania Spigerverk AS, a Norwegian company

38.	Gbo Fastening Systems Sp. z.o.o., a Polish company

39.	Gbo Fastening Systems S.r.l., a Romanian company

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